EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports, dated February 28, 2024, with respect to the consolidated financial statements of Wilson Bank Holding Company and its subsidiaries and the effectiveness of the internal control over financial reporting of Wilson Bank Holding Company as of December 31, 2023, in accordance, included in the Annual Report of Wilson Bank Holding Company on Form 10-K for the year ended December 31, 2023. We consent to the incorporation by reference of said reports in the following Registration Statements of Wilson Bank Holding Company:

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Registration Statement (Form S-8, No. 333-158621) pertaining to the Wilson Bank Holding Company 2009 Stock Option Plan
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Registration Statement (Form S-8, No. 333-210927) pertaining to the Wilson Bank Holding Company Amended and Restated 2016 Equity Incentive Plan
•
Registration Statement (Form S-3, No. 333-265894) pertaining to the Amended and Restated Wilson Bank Holding Company Dividend Reinvestment Plan

/s/ Maggart & Associates, P.C.
Maggart & Associates, P.C.

Nashville, Tennessee
February 28, 2024